CONSENT TO SUBLEASE

THIS AGREEMENT made as of this 15th day of July, 2008, by and among 1771 West Diehl Road Associates, LLC, an Illinois limited liability company ("**Landlord**") and Universal Global, an Oregon corporation ("**Tenant**"), as the Tenant under a lease dated May 28, 2008 (which lease as heretofore or hereafter amended is hereinafter called the "**Main Lease**"), under which Tenant leases from Landlord certain premises known as Suite 330, consisting of 2,799 rentable square feet of space (the "**Premises**") in the building known as 1771 West Diehl Road, Naperville, Illinois (the "**Building**"), and Universal Infotainment Systems Corporation, a Nevada corporation ("**Subtenant**").

The Landlord hereby consents to the Subletting by the Tenant to the Subtenant, pursuant to a sublease (the "**Sublease**") dated July 16 2008, a copy of which is attached hereto, of all the Premises as shown and marked on the floor plan attached to the Sublease (which space is hereinafter referred to as the "**Sublet Space**"), such consent being subject to and upon the following terms and conditions, to each of which Tenant and Subtenant expressly agree:

1. Nothing contained in this Agreement shall:

(a) operate as a consent to or approval or ratification by the Landlord of any of the Sublease terms or as a representation or warranty by Landlord, and Landlord shall not be bound or estopped in any way by the provisions of the Sublease, or

(b) be construed to modify, waive or affect (i) any of the provisions, covenants or conditions in the Main Lease, (ii) any of Tenant's obligations under the Main Lease, or (iii) any rights or remedies of Landlord under the Main Lease or otherwise or to enlarge or increase Landlord's obligations or Tenant's rights under the Main Lease or otherwise, or

(c) be construed to waive any present or future breach or default on the part of Tenant under the Main Lease. In case of any conflict between the provisions of this Agreement and the provisions of the Sublease, the provisions of this Agreement shall prevail, unaffected by the Sublease.

2. This consent is not assignable.

3. The Sublease shall be subject and subordinate at all times to the Main Lease and all of its provisions, covenants and conditions. In case of any conflict between the provisions of the Main Lease and the provisions of the Sublease, the provisions of the Main Lease shall prevail unaffected by the Sublease.

4. Neither the Sublease nor this consent thereto shall release or discharge the Tenant from any liability under the Main Lease and Tenant shall remain liable and responsible for the full performance and observance of all provisions, covenants and conditions set forth in the Main Lease on the part of Tenant to be performed and observed. Any breach or violation of any provision of the Main Lease by Subtenant shall be deemed to be and shall constitute a default by Tenant in fulfilling such provision.

5. This consent by Landlord shall not be construed as a consent by Landlord to any further subletting either by Tenant or Subtenant. The Sublease may not be assigned, renewed or extended nor shall the Premises or Sublet Space, or any part thereof, be further sublet without the prior written consent of the Landlord thereto in each instance.

6. Upon the expiration or any earlier termination of the term of the Main Lease, or in case of the surrender of the Main Lease by Tenant to Landlord, except as provided in the next succeeding sentence, the Sublease and its term shall expire and come to an end as of the effective date of such expiration, termination, or surrender and Subtenant shall vacate the Sublet Space on or before such date. If the Main Lease shall expire or terminate during the term of the Sublease for any reason other than condemnation or destruction by fire or other cause, or if Tenant shall surrender the Main Lease to Landlord during the term of the Sublease, Landlord, in its sole discretion, upon written notice given to Tenant and Subtenant not more than thirty (30) days after the effective date of such expiration, termination or surrender, without any additional or further agreement of any kind on the part of

Subtenant, may elect to continue the Sublease with the same force and effect as if Landlord as lessor and Subtenant as lessee had entered in to a lease as of such effective date for a term equal to the then unexpired term of the Sublease and containing the same terms and conditions as those contained in the Sublease, Subtenant shall attorn to Landlord and Landlord and Subtenant shall have the same rights, obligations and remedies thereunder as were had by Tenant and Subtenant thereunder prior to such effective date; respectively, except that in no event shall Landlord be (1) liable for any act or omission by Tenant, or (2) subject to any offsets or defenses which Subtenant had or might have against Tenant, (3) bound by any rent or additional rent or other payment paid by Subtenant to Tenant in advance or (4) bound by any amendment to the Sublease not consented to by Landlord. Upon expiration of the Sublease pursuant to the provisions of the first sentence of this Article 6, in the event of the failure of Subtenant to vacate the Sublet Space as therein provided, Landlord shall be entitled to all the rights and remedies available to a landlord against a tenant holding over after the expiration of a term.

7. Notwithstanding any provision of the Lease or this Agreement to the contrary, in the event Tenant fails to make any payment required under the Main Lease or otherwise defaults under any provision of the Main Lease, Landlord, by consenting to the Sublease, agrees to and shall provide Subtenant with the same notice and concurrent opportunity to cure such default as Landlord is required to provide to Tenant under the Main Lease and Subtenant may, but shall not be obligated to cure any such default, including but not limited to the payment of any item due under the Main Lease. If such payment or performance by Subtenant is completed within the notice and cure period provided under the Main Lease, if any, Landlord agrees to accept such payment or performance as if paid or performed by Tenant pursuant to the terms of the Main Lease.

8. Both the Tenant and Subtenant shall be and continue to be liable for all bills rendered by Landlord pursuant to the Lease for charges incurred by or imposed upon Subtenant for services rendered and materials supplied to the Sublet Space. If a separate submeter shall be installed to measure electric current furnished to the Sublet Space, payment for the current so furnished shall be made by Subtenant directly to Landlord as and when billed and the furnishing of such current shall be in accordance with and subject to all of the applicable terms, covenants and conditions of the Main Lease.

9. Any notice or communication which any party hereto may desire or be required to give to any other party under or with respect to this Agreement shall be given by prepaid certified mail addressed to such other party, in the case of Landlord at the office of Landlord's agent, Keystone Property Group, L.P., One Presidential Boulevard, Suite 300, Bala Cynwyd, Pennsylvania 19004, and in the case of Tenant or Subtenant at the building in which the Premises are located, or in any case at such other address as such other party may have designated by notice given in accordance with the provisions of this Article 9. The time when such notice or communication shall be deemed to have been given shall be the time same shall be so mailed.

10. Tenant and Subtenant shall indemnify and hold Landlord harmless from and against any and all claims by any broker, agent or other person, or by any entity, claiming a commission or other form of compensation from Landlord by virtue of such broker, agent, or other person or entity having been involved in any way with regard to the Sublease. This provision shall survive the termination of the Sublease.

11. This Agreement shall be construed in accordance with the laws of the State of Illinois, contains the entire agreement of the parties hereto respect to the subject matter hereof and may not be changed or terminated orally or by course of conduct.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

LANDLORD:

1771 West Diehl Road Associates, LLC,
an Illinois limited liability company

By:____________________
Name: William H. Glazer
Title: President

TENANT:

Universal Global,
an Oregon corporation

By: ____________________
Name: Emanuel G Pavlopoulos
Title: Pres/CEO

SUBTENANT:

Universal Infotainment Systems Corporation,
an Nevada corporation

By:____________________
Name: Emanuel G Pavlopoulos
Title: Founder / Director